                                POWER OF ATTORNEY

Know all by these presents, that the undersigned, Steve Milankov, hereby constitutes and appoints each of James Foley and Halit Coussin signing singly, the undersigned's true and lawful attorney in fact to:

1.  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the
    "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
    Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2.  execute for and on behalf of the undersigned Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and
    the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of PERSHING SQUARE SPARC
    HOLDINGS, LTD.;

3.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the
    SEC and any other authority; and

4.  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-
    fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the substitute or substitutes of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is PERSHING SQUARE SPARC HOLDINGS, LTD. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in PERSHING SQUARE SPARC HOLDINGS,
LTD. securities, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys-in-fact; provided, however, that this Power of Attorney shall immediately terminate as to any of the foregoing attorneys-in-fact when such attorney-in-fact ceases to hold the position of either (1) Corporate Secretary, (2) attorney, or (3) Chief Legal Officer of
PERSHING SQUARE SPARC HOLDINGS, LTD. or PERSHING SQUARE CAPITAL MANAGEMENT,
L.P.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of September, 2023.

/s/ Steve Milankov
-------------------------
Steve Milankov